Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-263034) and Form S-8 (Nos. 33-51189, 33-54347, 333-146068, 333-152344, 333-161939, 333-188846, 333-220231 and 333-261548) of Thermo Fisher Scientific Inc. of our report dated February 23, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 23, 2023